UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2013 (July 15, 2013)

REALSOURCE RESIDENTIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2089 East Fort Union Blvd., Salt Lake City, Utah 84121
(Address of principal executive offices)

UPSTREAM BIOSCIENCES, INC.
(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code:  (801) 601-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 11, 2013, Upstream Biosciences, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company merged with its newly formed, wholly owned subsidiary, RealSource Residential, Inc., a Nevada corporation (“Merger Sub” and such merger transaction, the “Merger”) with the Company remaining as the surviving corporation under the name “RealSource Residential, Inc.”  (the “Surviving Company”).  Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named RealSource Residential, Inc. The Merger was effective on Monday, July 15, 2013 (the “Effective Date”) and a Corporate Action is pending approval by the Financial Industry Regulatory Authority.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company’s name. Upon the filing of Articles of Merger (the “Articles of Merger”) with the Secretary of State of Nevada to effect the Merger, the Company’s articles of incorporation were deemed amended to reflect the change in the Company’s corporate name.

The directors and officers of the Company immediately prior to the Effective Date shall be the directors and officers of the Surviving Company, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Company or the Bylaws of the Surviving Company. Furthermore, each share of common stock of the Company, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the “Survivor Stock”).

A copy of the Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada on July 15, 2013 and is attached as Exhibits 3.1.

On July 9, 2013, our board of directors voted to change the Company’s fiscal year end from September 30th to December 31st. The Company will report the transition period consisting of October 1, 2013 to December 31, 2013 on the Company’s annual report on Form 10-K. The Company’s 2014 fiscal year will begin on January 1, 2014 and end on December 31, 2014.

 Item 5.03  Amendments to Articles of Incorporation or Bylaws

On July 15, 2013, the Articles of Incorporation of Upstream Biosciences, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of Upstream Biosciences, as the Surviving Corporation, shall be amended to state that the name of the corporation is “RealSource Residential, Inc.”

 On July 9, 2013, the Board of Directors of the Company, acting by unanimous written consent, approved an amendment and restatement of the Company’s Bylaws effective upon the consummation of the Merger. The amendments include the following: (i) annual meetings of the stockholders shall be held at such time and date as designated by the board of directors and such meetings are  no longer set for the first week in March of each year, (ii) special meetings of the stockholders may be called exclusively by the chairman of the board of directors, executive officer or upon written request of the stockholders of record owning not less than sixty-six and two-thirds percent of the entire capital stock of the Company, (iii) notice of the Company’s annual meeting stating the time, place and purpose of such meeting has been increased from fifty (50) days to sixty (60) days prior notice, (iv) the whole board of directors shall consist of up to nine (9) member representing a decrease from thirteen (13) potential members. The foregoing description of the changes to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits.

3.1	Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada on July 15, 2013

3.2	Amended and Restated Bylaws

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2013	REALSOURCE RESIDENTIAL, INC.

	By:	/s/ Nathan W. Hanks
	Name:	Nathan W. Hanks
	Title:	President and Chief Executive Officer